BKD, LLP (BKD) was replaced as the
independent registered public accounting firm to Renn Fund, Inc., (the Fund) effective
July 6, 2017. The Funds Audit Committee
participated in, and approved, the decision to change auditors. BKDs reports on the Funds financial statements for the fiscal year ended
December 31, 2016 contained no adverse
opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Funds fiscal year ended December 31, 2016 and through July 6, 2017, (i) there were no disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKD, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Funds financial statements for such year, and
(ii) there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities
Exchange Act of 1934, as amended.
On July 6, 2017, the Fund by action of its Board of Trustees upon the recommendation of the Funds Audit Committee engaged Tait,
Weller & Baker LLP (Tait, Weller) as the independent registered public accounting firm to audit the Funds financial statements for the fiscal year ending December 31, 2017. During the Funds fiscal years ended
December 31, 2015 and December 31, 2016
and through July 5, 2017, neither the Fund, nor anyone on their behalf has consulted with Tait, Weller on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item
304).
The Registrant has requested BKD to
furnish it with a letter addressed to the Securities and Exchange Commission stating whether BKD agrees with the statements contained above. A copy of the letter from BKD, dated March 1, 2018 to the Securities and Exchange Commission is filed as an exhibit hereto.